SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: MAY 21, 2004

                         Commission File Number: 0-15235

                               MITEK SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                    87-0418827
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         14145 DANIELSON STREET, SUITE B
                                 POWAY, CA 92064
                    (Address of principal executive offices)

                                 (858) 513-4600
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On May 21, 2004, Mitek Systems, Inc. issued a press release stating that it had received receipt of a notification from Nasdaq that following a hearing before a Nasdaq Listing Qualifications Panel on April 22, 2004, the common stock of Mitek will be delisted from the Nasdaq SmallCap Market effective with the open of business on Monday, May 24, 2004. The Nasdaq notice stated that the Panel's determination was based on Mitek's failure to satisfy the $2.5 million shareholders' equity requirement as of December 31, 2003.

      As a result of the delisting, Mitek's securities will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on Monday, May 24, 2004. The OTC Bulletin Board symbol assigned to Mitek is MITK. Shareholders will be able to obtain quotes for Mitek's common stock at www.OTCBB.com or through their broker.

      Investments in securities traded on the OTC Bulletin Board are generally considered to be subject to more risk than comparable investments in securities traded on one of the major national securities exchanges, such as the Nasdaq or the New York Stock Exchange.

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      Although Mitek plans to appeal the decision made by the Nasdaq Listing
Qualifications Panel, the company's common stock will trade on the OTC Bulletin Board pending the outcome of the appeal. No assurance can be made that the appeal will be successful.

ITEM 7(c). EXHIBITS

      99.1 Press release dated May 21, 2004.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          MITEK SYSTEMS, INC.

Date:  May 21, 2004                       By: /s/ John M. Thornton
                                          -------------------------------------
                                          John M. Thornton
                                          Chairman of the Board of Directors and
                                          Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           ----------------------------------

99.1              PRESS RELEASE DATED MAY 21, 2004.